Exhibit 99.1

Powerfleet Reports Q2 FY26
Financial Results with 7%
Quarterly Sequential Increase
in Total Revenue

NEWS PROVIDED BY	SHARE THIS ARTICLE
Powerfleet
11/10/2025, 07:00 AM ET

Total revenue of $111.7 million, an increase of 45% in total and 9% organically year-over-year from

$77.0M in Q2 FY25.

Services revenue of $89.3 million, an increase of 57% in total and 12% organically year-over-year from $56.7 million in Q2 FY25.

Gross profit of $62.6 million, an increase of 11% sequentially from $56.5 million in Q1 FY26.

Raising FY26 total revenue guidance to $435-$445 million from $430-$440 million.

WOODCLIFF LAKE, N.J., Nov. 10, 2025 /PRNewswire/ -- Powerfleet, Inc. (“Powerfleet” or the “Company”) (Nasdaq: AIOT) reported its financial results for the second quarter ended September 30, 2025.

MANAGEMENT COMMENTARY:

“Q2 was a defining quarter for Powerfleet, marked by record revenue and strong performance across key financial and operational metrics,” said Steve Towe, Chief Executive Officer of Powerfleet. “A quarterly sequential increase in total revenue of more than 7%, driven by expanding momentum in our AI-powered SaaS solutions and solid growth across our core global markets, is extremely encouraging.”

“We achieved a key milestone – double-digit year-over-year organic annual recurring revenue growth – ahead of schedule, fueled by strong global traction across both direct and indirect channels, centered on our differentiated safety and compliance solutions,” Towe continued. “Strong product revenue with a sequential revenue improvement of 27%, as well as solid sequential margin expansion, highlight continued momentum and resilience amid evolving macroeconomic conditions. We also delivered clear leverage across the P&L, with the rapid realization of our synergy programs driving meaningful bottom-line strength.”

“These results underscore the significant value creation opportunity ahead and establish a strong platform for sustained growth and future performance.”

SECOND QUARTER FY2026 FINANCIAL METRICS:

Powerfleet’s second quarter results underscore the strength of its execution, with accelerating services revenue and strong momentum toward its adjusted EBITDA expansion targets.

Second Quarter Fiscal 2026 Key GAAP Measures.

♦	Total revenue reached a record $111.7 million, an increase of 45% year-over-year and 7.3% sequentially, driven by expanding adoption of Powerfleet’s AIoT platform.
♦	Gross profit increased 51% year-over-year to $62.6 million with a gross margin of 56%, compared to a gross profit of $41.3 million with a gross margin of 54% in Q2 FY25. The current period includes an incremental $4.6 million non-cash amortization charge for intangible assets, tempering gross margin expansion by approximately 4%.
♦	Sales, general and administrative expenses were 48% of revenue in both the current and prior year period, with a 5% planned increase in sales and marketing expenses, to support the Company’s growth, offset by a corresponding decrease in general and administrative expenses.
♦	Research and development expenses, net of capitalized software, represented 4% of revenue, in both the current and prior year period.
♦	Net loss attributable to common stockholders was $4.3 million, or $0.03 per share, reflecting higher interest expenses and non-cash amortization of intangible assets, compared to a net loss attributable to common stockholders of $1.9 million, or $0.02 per share, in the prior year.

Second Quarter Fiscal 2026 key non-GAAP measures.

♦	Adjusted EBITDA increased 23% sequentially and 71% year-over-year to $24.8 million, reflecting strong operating leverage, disciplined cost management, and improved gross margins. In addition, the Company invoiced $1.3 million of in-vehicle device recoveries related to legacy Fleet Complete customers. These amounts generate operating cash flow and have historically been treated as an EBITDA add-back. (See the “Full Year 2026 Financial Outlook” section of this release for additional context.)
♦	Adjusted EBITDA margin increased to 22%, up from 19% in the prior quarter and 19% in the prior year.
♦	Adjusted EBITDA gross profit margin increased to 68%, a 400-basis-point improvement year-over- year, supported by a higher mix of recurring services revenue and stronger services gross margins (77% vs. 75% last year).
♦	Adjusted net income per share was $0.02, compared to $0.00 in the prior-year quarter, after adjusting for restructuring and integration-related expenses and amortization of intangible assets.
♦	Adjusted net debt to adjusted EBITDA improved to 2.9x, compared to 3.4x at fiscal year-end 2025. Quarter-end net debt was $242.6 million, consisting of $275.1 million in total debt and $32.5 million in cash.

FULL-YEAR 2026 FINANCIAL OUTLOOK:

The Company is increasing its financial guidance for revenue, with revenue now expected to be in the range of $435 million to $445 million versus the prior guidance of approximately $430 million to $440 million.

Following a detailed review of relevant SEC guidance on disclosure of non-GAAP financial measures, the Company concluded that its presentation of adjusted EBITDA will no longer include an EBITDA adjustment for “Recognition of pre-October 1, 2024, contract assets (Fleet Complete).” These amounts relate to limited hardware delivered by Fleet Complete prior to the acquisition but only invoiced and collected thereafter. The EBITDA adjustment was applied during a finite accounting transition period and was intended to align reported results more closely with operating cash flows.

As a result of this change, the Company is amending its prior FY26 annual guidance for:

♦	Annual adjusted EBITDA growth of 45-55% on FY25 adjusted EBITDA of $67.1 million, versus the prior guidance of growth of 45-55% on FY25 adjusted EBITDA of $71.1 million. The $4.0 million FY25 adjusted EBITDA variance relates solely to invoiced recoveries, which remain in operating cash flows but are no longer added back to adjusted EBITDA. (See Annex A).
♦	Adjusted net debt to adjusted EBITDA leverage ratio, which is expected to improve from 3.4x as of March 31, 2025, to approximately 2.25x by March 31, 2026, versus the prior guidance of improving from 3.2x to below 2.25x by March 31, 2026.

Powerfleet provides guidance for adjusted EBITDA and adjusted net debt to adjusted EBITDA leverage ratio, which are non-GAAP financial measures. Powerfleet does not provide guidance for the most directly comparable GAAP financial measures or a reconciliation of each of these forward- looking non-GAAP financial measures to the most directly comparable GAAP financial measure because it is unable to predict, without unreasonable effort, the timing or amount of certain items that are included in the applicable GAAP financial measure but excluded from adjusted EBITDA and/or adjusted net debt to adjusted EBITDA leverage ratio. These items may include, among others, stock- based compensation, acquisition-related expenses, fair-value adjustments, restructuring charges and other non-recurring items. The variability of these items could have a significant impact on Powerfleet’s future GAAP financial results, and therefore, Powerfleet is unable to provide a reconciliation at this time.

INVESTOR CONFERENCE CALL AND BUSINESS UPDATE:

Powerfleet management will hold a conference call on Monday, November 10, 2025, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss results for the second quarter fiscal 2026 ended September 30, 2025, and provide a business update.

Date: Monday, November 10, 2025

Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 706489

The conference call will be broadcast simultaneously and available for replay here. Additionally, both the webcast and accompanying slide presentation will be available via the investor section of Powerfleet’s website at ir.powerfleet.com.

JOIN US LIVE AT OUR 2025 VIRTUAL INVESTOR DAY EVENT

Powerfleet will host its Unity Innovation showcase, a virtual event for financial analysts and institutional investors, on Friday, November 14, 2025, from 9:00 a.m. to 11:00 a.m. Eastern time. This immersive event will spotlight the deep customer value created by Unity, Powerfleet’s device-agnostic platform that is redefining how businesses unlock safety, visibility, compliance, sustainability, and operational efficiency at scale.

Registration for this virtual event is available here. A participation link will be shared following registration. A live webcast will also be accessible on the Investor Relations section of Powerfleet’s website.

USE OF NON-GAAP FINANCIAL MEASURES

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP measures of organic revenue growth adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA gross profit margin, adjusted net income per share, adjusted EBITDA leverage ratio, net debt and adjusted net debt. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of Powerfleet’s current financial performance. Specifically, Powerfleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses and fluctuations in currency rates that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income, net income margin, gross margin, net income per share or total debt as an indicator of operating performance or liquidity. Because Powerfleet’s method for calculating the non- GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. A reconciliation of all non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures is provided in Annex A titled “Non-GAAP Financial Measures,” including a description of these non-GAAP financial measures and the reasons why management uses these measures.

ABOUT POWERFLEET

Powerfleet (Nasdaq: AIOT; JSE: PWR) is a global leader in the artificial intelligence of things (AIoT) software-as-a-service (SaaS) mobile asset industry. With more than 30 years of experience, Powerfleet unifies business operations through the ingestion, harmonization, and integration of data, irrespective of source, and delivers actionable insights to help companies save lives, time, and money. Powerfleet’s ethos transcends our data ecosystem and commitment to innovation; our people-centric approach empowers our customers to realize impactful and sustained business improvement. The company is headquartered in New Jersey, United States, with offices around the globe. Explore more at www.powerfleet.com. Powerfleet has a primary listing on The Nasdaq Global Market and a secondary listing on the Main Board of the Johannesburg Stock Exchange (JSE).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Powerfleet’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements may be identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions.

These forward-looking statements include, without limitation, our expectations with respect to our beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as anticipated financial impacts of the business combination with MiX Telematics and the acquisition of Fleet Complete. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside our control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) our ability to realize all of the anticipated benefits of the business combination with MiX Telematics and the acquisition of Fleet Complete, and the potential challenges associated with the ongoing integration of the businesses; (ii) global economic conditions as well as exposure to political, trade and geographic risks, including tariffs and the conflict in the Middle East; (iii) disruptions or limitations in our supply chain, particularly with respect to key components; (iv) technological changes or product developments that may be more complex, costly, or less effective than expected; (v) cybersecurity risks and our ability to protect our information technology systems from breaches; (vi) our inability to adequately protect our intellectual property; (vii) competitive pressures from a broad range of local, regional, national and other providers of wireless solutions; (viii) our ability to effectively navigate the international political, economic and geographic landscape; (ix) changes in applicable laws and regulations or changes in generally accepted accounting policies, rules and practices; and (x) such other factors as are set forth in the periodic reports filed by us with the Securities and Exchange Commission (SEC), including but not limited to those described under the heading “Risk Factors” in our annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by applicable securities law, we assume no obligation, nor do we intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Powerfleet Investor Contacts

Carolyn Capaccio and Jody Burfening

Alliance Advisors IR

AIOTIRTeam@allianceadvisors.com

Powerfleet Media Contact

Jonathan Bates

jonathan.bates@powerfleet.com

+44 121 717-5360

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2025	2024	2025
Revenues:
Products	$20,293	$22,370	$39,031	$40,027
Services	56,725	89,309	113,417	175,773
Total revenues	77,018	111,679	152,448	215,800

Cost of revenues:
Cost of products	13,929	15,318	26,680	28,546
Cost of services	21,746	33,772	44,777	68,184
Total cost of revenues	35,675	49,090	71,457	96,730

Gross profit	41,343	62,589	80,991	119,070

Operating expenses:
Selling, general and administrative expenses	37,335	54,151	92,117	107,814
Research and development expenses	3,435	4,194	6,536	9,051
Total operating expenses	40,770	58,345	98,653	116,865

Profit (loss) from operations	573	4,244	(17,662)	2,205

Interest income	168	262	472	458
Interest expense, net	(4,042)	(6,977)	(6,733)	(13,763)
Other income (expense), net	1,674	(546)	1,050	(1,789)

Net loss before income taxes	(1,627)	(3,017)	(22,873)	(12,889)

Income tax expense	(256)	(1,271)	(1,309)	(1,633)

Net loss before non-controlling interest	(1,883)	(4,288)	(24,182)	(14,522)
Non-controlling interest	(5)	—	(18)	—

Net loss	(1,888)	(4,288)	(24,200)	(14,522)

Preferred stock dividend	—	—	(25)	—

Net loss attributable to common stockholders	$(1,888)	$(4,288)	$(24,225)	$(14,522)

Net loss per share attributable to common stockholders - basic and diluted	$(0.02)	$(0.03)	$(0.23)	$(0.11)

Weighted average common shares outstanding - basic and diluted	107,532	133,676	107,335	133,510

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2025	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$44,392	$27,898
Restricted cash	4,396	4,583
Accounts receivables, net	78,623	85,032
Inventory, net	18,350	22,466
Prepaid expenses and other current assets	23,319	27,858
Total current assets	169,080	167,837
Fixed assets, net	58,011	63,277
Goodwill	383,146	401,216
Intangible assets, net	258,582	262,765
Right-of-use asset	12,339	12,079
Severance payable fund	3,796	4,330
Deferred tax asset	3,934	3,962
Other assets	21,183	21,427
Total assets	$910,071	$936,893

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$41,632	$43,206
Accounts payable	41,599	49,768
Accrued expenses and other current liabilities	45,327	41,419
Deferred revenue - current	17,375	17,199
Lease liability - current	5,076	4,756
Total current liabilities	151,009	156,348
Long-term debt - less current maturities	232,160	231,906
Deferred revenue - less current portion	5,197	4,899
Lease liability - less current portion	8,191	8,363
Accrued severance payable	6,039	5,584
Deferred tax liability	57,712	58,680
Other long-term liabilities	3,021	2,134
Total liabilities	463,329	467,914

STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	1,343	1,343
Additional paid-in capital	671,400	675,847
Accumulated deficit	(205,783)	(220,305)
Accumulated other comprehensive (loss) income	(8,850)	23,462
Treasury stock	(11,518)	(11,518)

Total stockholders’ equity	446,592	468,829
Non-controlling interest	150	150
Total equity	446,742	468,979

Total liabilities and stockholders’ equity	$910,071	$936,893

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended September 30,
	2024	2025
Cash flows from operating activities
Net loss	$(24,200)	$(14,522)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	18	—
Inventory reserve	904	1,182
Stock based compensation expense	7,300	4,447
Depreciation and amortization	19,399	31,824
Right-of-use assets, non-cash lease expense	1,515	627
Derivative mark-to-market adjustment	(2,197)	(786)
Bad debts expense	4,369	4,378
Deferred income taxes	(283)	(1,864)
Shares issued for transaction bonuses	889	—
Lease termination and modification losses	184	91
Other non-cash items	1,522	1,564
Changes in operating assets and liabilities:
Accounts receivables	(12,553)	(7,562)
Inventories	955	(4,763)
Prepaid expenses and other current assets	(3,009)	(984)
Deferred costs	(3,619)	(4,718)
Deferred revenue	(99)	(612)
Accounts payable, accrued expenses and other current liabilities	(71)	2,524
Lease liabilities	(1,856)	(964)
Accrued severance payable, net	40	381

Net cash (used in) provided by operating activities	(10,792)	10,243

Cash flows from investing activities:
Acquisition, net of cash assumed	27,531	45
Proceeds from sale of fixed assets	217	18
Capitalized software development costs	(4,676)	(11,491)
Capital expenditures	(10,454)	(12,452)
Repayment of loan advanced to external parties	294	—

Net cash provided by (used in) investing activities	12,912	(23,880)

Cash flows from financing activities:
Repayment of long-term debt	(978)	(2,710)
Short-term bank debt, net	9,955	(617)
Purchase of treasury stock upon vesting of restricted stock	(2,836)	—
Payment of preferred stock dividend and redemption of preferred stock	(90,298)	—
Proceeds from private placement, net	61,851	—
Cash paid on dividends to affiliates	(6)	—

Net cash used in financing activities	(22,312)	(3,327)

Effect of foreign exchange rate changes on cash and cash equivalents	(436)	657
Net decrease in cash and cash equivalents, and restricted cash	(20,628)	(16,307)
Cash and cash equivalents, and restricted cash at beginning of the period	109,664	48,788

Cash and cash equivalents, and restricted cash at end of the period	$89,036	$32,481

Reconciliation of cash, cash equivalents, and restricted cash, beginning of the period
Cash and cash equivalents	24,354	44,392
Restricted cash	85,310	4,396
Cash, cash equivalents, and restricted cash, beginning of the period	$109,664	$48,788

Reconciliation of cash, cash equivalents, and restricted cash, end of the period
Cash and cash equivalents	25,962	27,898
Restricted cash	63,074	4,583
Cash, cash equivalents, and restricted cash, end of the period	$89,036	$32,481

Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	$774	$2,914
Interest	$6,262	$12,192

Noncash investing and financing activities:
Common stock issued for transaction bonus	$9	$—
Shares issued in connection with MiX Combination	$362,005	$—

Annex A: Non-GAAP Financial Measures

In order to assist readers of our consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, we present non-GAAP measures of organic revenue growth, adjusted EBITDA, adjusted EBITDA margin, adjusted net income per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio as supplemental measures of our operating performance. We believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance and operating strength of our business.

We believe organic revenue growth, adjusted EBITDA, adjusted EBITDA margin, adjusted net income per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio, are relevant and provide useful information frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business.

Organic revenue growth represents the year-over-year percentage change in revenue, excluding the impact of acquisitions. We believe organic revenue growth provides insight into the underlying performance of the Company’s existing operations by removing the effects of changes in the scope of consolidation. Adjusted EBITDA is equal to net loss attributable to common stockholders, excluding non-controlling interest, preferred stock dividend, interest expense (net), other expense (net), income tax expense, depreciation and amortization, stock-based compensation, foreign currency losses, restructuring-related expenses, derivative mark-to-market adjustment, acquisition-related expenses and integration-related expenses. Following a detailed review of relevant SEC guidance on disclosure of non-GAAP financial measures, we refined our definition of adjusted EBITDA by removing recognition of pre-October 1, 2024 contract assets (Fleet Complete). Comparative information has been adjusted to conform with the updated presentation. We believe adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, stock-based compensation and other items that might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. Adjusted net income is equal to net loss excluding incremental intangible assets amortization expense as a result of business combinations, stock-based compensation (non-recurring/accelerated cost), foreign currency losses, restructuring-related expenses, derivative mark-to-market adjustment, acquisition-related expenses, integration-related expenses and inventory rationalization and other, net of tax. We define adjusted net income per share as adjusted net income divided by the weighted average number of shares outstanding during the period. We believe adjusted net income provides additional means of evaluating period-over-period operating performance by eliminating certain non-cash expenses and other items that might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. We define adjusted EBITDA gross profit as gross profit excluding inventory rationalization and other and depreciation and amortization, and adjusted EBITDA gross profit margin as adjusted EBITDA gross profit as a percentage of revenues. Our adjusted EBITDA gross profit is a measure used by management in evaluating the business’s current operating performance by excluding the impact of prior historical costs of assets that are expensed systematically and allocated over the estimated useful lives of the assets, which may not be indicative of the current operating activity. We define non-GAAP selling, general and administrative expense ratios as selling, general and administrative expenses adjusted for restructuring-related expenses, acquisition-related expenses, integration-related expenses, depreciation and amortization, and stock-based compensation, and expressed as a percentage of total revenues. We define adjusted operating expenses as total operating expenses adjusted for acquisition-related expenses, integration-related costs, stock-based compensation (non-recurring/accelerated cost) and restructuring-related expenses. We present non-GAAP selling, general and administrative expense ratios and adjusted operating expenses to provide a clearer view of our operating cost structure by excluding items that are not directly tied to ongoing business operations. We define adjusted net debt as total debt less cash and cash equivalents, resulting in net debt less unsettled transaction costs. Adjusted net debt to adjusted EBITDA ratio is calculated as adjusted net debt divided by adjusted EBITDA for the trailing 12-month period. We present adjusted net debt and adjusted net debt to adjusted EBITDA ratio to help investors and others better understand our true leverage position and financial flexibility. Unsettled transaction costs – often related to acquisitions, integrations, or financing activities – can temporarily inflate net debt figures and obscure comparability across periods.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, financial measures presented in accordance with U.S. GAAP. The way we measure adjusted EBITDA, adjusted EBITDA margin, adjusted net income per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio, may not be comparable to similarly titled measures presented by other companies.

A reconciliation of net loss attributable to common stockholders (the most directly comparable financial measure presented in accordance with GAAP) to adjusted EBITDA for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2025 (1)	2024	2025 (1)
Net loss attributable to common stockholders	$(1,888)	$(4,288)	$(24,225)	$(14,522)
Non-controlling interest	5	—	18	—
Preferred stock dividend	—	—	25	—
Interest expense, net	3,345	6,715	6,261	13,305
Other income, net	—	(52)	—	(29)
Income tax expense	256	1,271	1,309	1,633
Depreciation and amortization	9,064	15,793	19,399	31,824
Stock-based compensation	1,371	2,594	7,300	4,447
Foreign currency losses	636	1,562	745	2,723
Restructuring-related expenses	1,069	1,137	2,267	3,579
Derivative mark-to-market adjustment	(2,197)	(890)	(2,197)	(786)
Acquisition-related expenses	1,406	57	15,571	1,187
Integration-related expenses	1,410	878	1,739	1,553
Adjusted EBITDA	$14,477	$24,777	$28,212	$44,914
Adjusted EBITDA margin	18.8%	22.2%	18.5%	20.8%

Other cash items:
Recognition of pre-October 1, 2024 contract assets (Fleet Complete)	$—	$1,346	$—	$2,849

(1) Following the closing of our acquisition of Fleet Complete, we included an EBITDA adjustment related to the recognition of pre-October 1, 2024, contract assets. This adjustment represented recoveries, through customer billings, of the contract asset recognized at acquisition for hardware delivered by Fleet Complete prior to October 1, 2024. This adjustment was intended to give investors a clearer view of underlying operating performance and cash generation. The goal was to better align adjusted EBITDA with operating cash flows.

Following a detailed review of relevant SEC guidance on disclosure of non-GAAP financial measures, we have stopped including this adjustment in our presentation of adjusted EBITDA.

For the three and six months ended September 30, 2025, in addition to adjusted EBITDA of $24.8 million and $44.9 million, respectively, we invoiced recoveries of $1.3 million and $2.8 million, respectively. These amounts are included in cash flow from operating activities in the condensed consolidated statement of cash flows.

The table below (in thousands and unaudited) presents the impact, on adjusted EBITDA, of not including the adjustment for “Recognition of pre-October 1, 2024, contract assets (Fleet Complete)”:

	Three Months Ended December 31, 2024	Three Months Ended March 31, 2025	Year Ended March 31, 2025	Three Months Ended June 30, 2025
Adjusted EBITDA - As previously reported	$22,495	$20,424	$71,131	$21,640
Recognition of pre-October 1, 2024 contract assets (Fleet Complete)	(2,041)	(1,768)	(3,809)	(1,503)
Adjusted EBITDA	$20,454	$18,656	$67,322	$20,137

The following table (in thousands, except per share data, and unaudited) reconciles net loss to adjusted net income for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2025	2024	2025
Net loss	$(1,888)	$(4,288)	$(24,200)	$(14,522)
Incremental intangible assets amortization expense as a result of business combinations	1,163	5,807	4,158	11,637
Stock-based compensation (non-recurring/accelerated cost)	—	—	4,693	—
Foreign currency losses	636	1,562	745	2,723
Restructuring-related expenses	1,069	1,137	2,267	3,579
Derivative mark-to-market adjustment	(2,197)	(890)	(2,197)	(786)
Acquisition-related expenses	1,406	57	15,571	1,187
Integration-related expenses	1,410	878	1,739	1,553
Inventory rationalization and other	—	—	—	415
Income tax effect of adjustments	(1,130)	(2,203)	(1,980)	(2,765)
Adjusted net income	$469	$2,060	$796	$3,021

Weighted average shares outstanding	107,532	133,676	107,335	133,510

Net loss per share - basic	$(0.02)	$(0.03)	$(0.23)	$(0.11)
Adjusted net income per share - basic	$—	$0.02	$0.01	$0.02

The following table (in thousands and unaudited) reconciles gross profit margins to adjusted EBITDA gross profit margins for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2025	2024	2025
Products:
Product revenues	$20,293	$22,370	$39,031	$40,027
Cost of products	13,929	15,318	26,680	28,546
Products gross profit	$6,364	$7,052	$12,351	$11,481

Inventory rationalization and other	$734	$—	$734	$—

Adjusted EBITDA products gross profit	$7,098	$7,052	$13,085	$11,481

Products gross profit margin	31.4%	31.5%	31.6%	28.7%
Adjusted EBITDA products gross profit margin	35.0%	31.5%	33.5%	28.7%

Services:
Services revenues	56,725	89,309	$113,417	$175,773
Cost of services	21,746	33,772	44,777	68,184
Services gross profit	$34,979	$55,537	$68,640	$107,589

Depreciation and amortization	$7,484	$13,562	$16,212	$26,803

Adjusted EBITDA services gross profit	$42,463	$69,099	$84,852	$134,392

Services gross profit margin	61.7%	62.2%	60.5%	61.2%
Adjusted EBITDA services gross profit margin	74.9%	77.4%	74.8%	76.5%

Total:
Total revenues	$77,018	$111,679	$152,448	$215,800
Total cost of revenues	35,675	49,090	71,457	96,730
Total gross profit	$41,343	$62,589	$80,991	$119,070

Inventory rationalization and other	$734	$—	$734	$—
Depreciation and amortization	$7,484	$13,562	$16,212	$26,803

Adjusted EBITDA gross profit	$49,561	$76,151	$97,937	$145,873

Gross profit margin	53.7%	56.0%	53.1%	55.2%
Adjusted EBITDA gross profit margin	64.3%	68.2%	64.2%	67.6%

The following table (in thousands and unaudited) reconciles selling, general and administrative (“SG&A”) expenses to non-GAAP SG&A expenses for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2025	2024	2025
Total revenues	$77,018	$111,679	$152,448	$215,800

Selling, general and administrative expenses
Selling, general and administrative expenses	37,335	54,151	92,117	107,814
Restructuring-related expenses	(335)	(1,137)	(1,533)	(3,579)
Acquisition-related expenses	(1,406)	(57)	(15,571)	(1,187)
Integration-related costs	(1,410)	(878)	(1,739)	(1,553)
Depreciation and amortization	(1,609)	(2,231)	(3,215)	(5,021)
Stock-based compensation	(1,371)	(2,594)	(7,300)	(4,447)
Non-GAAP selling, general and administrative expenses	31,204	47,254	62,759	92,027

Non-GAAP sales and marketing expenses	9,550	19,721	18,602	37,679
Non-GAAP general and administrative expenses	21,654	27,533	44,157	54,348
Non-GAAP selling, general and administrative expenses	$31,204	$47,254	$62,759	$92,027

Non-GAAP sales and marketing expenses as a percentage of total revenue	12.4%	17.7%	12.2%	17.5%
Non-GAAP general and administrative expenses as a percentage of total revenue	28.1%	24.7%	29.0%	25.2%

Research and development expenses
Research and development incurred	$6,059	$8,934	$11,273	$17,493
Research and development capitalized	(2,624)	(4,740)	(4,737)	(8,442)
Research and development expenses	$3,435	$4,194	$6,536	$9,051

Research and development incurred as a percentage of total revenues	7.9%	8.0%	7.4%	8.1%
Research and development expenses as a percentage of total revenues	4.5%	3.8%	4.3%	4.2%

The following table (in thousands and unaudited) reconciles total operating expenses to adjusted operating expenses for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2025	2024	2025
Total operating expenses	$40,770	$58,345	$98,653	$116,865
Adjusted for:
Acquisition-related expenses	1,406	57	15,571	1,187
Integration-related costs	1,410	878	1,739	1,553
Stock-based compensation (non-recurring/accelerated cost)	—	—	4,693	—
Restructuring-related expenses	335	1,137	2,267	3,579
	3,151	2,072	24,270	6,319

Adjusted operating expenses	$37,619	$56,273	$74,383	$110,546

The following table (in thousands and unaudited) reconciles total debt to adjusted net debt for the periods shown:

	March 31, 2025	September 30, 2025
Total debt	$273,792	$275,112
Less: Cash and cash equivalents	(48,788)	(32,481)
Net debt	225,004	242,631
Unsettled transaction costs	3,551	—
Adjusted net debt	$228,555	$242,631

12-month trailing adjusted EBITDA	$67,322	$84,024
Adjusted net debt to adjusted EBITDA ratio	3.4	2.9